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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: November 25, 1998


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Exact Name of Registrant             Commission             I.R.S. Employer
as Specified in Its Charter          File Number            Identification No.
---------------------------          -----------            ------------------

Hawaiian Electric Industries, Inc.     1-8503                  99-0208097
Hawaiian Electric Company, Inc.        1-4955                  99-0040500

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                                State of Hawaii
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                (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
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             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
               (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                     None
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        (Former name or former address, if changed since last report.)

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Item 5. OTHER EVENTS

HAWAII ELECTRIC LIGHT COMPANY, INC. (HELCO) POWER SITUATION

PREVENTION OF SIGNIFICANT DETERIORATION/COVERED SOURCE (PSD) PERMIT. In 1997,
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the Environmental Protection Agency (EPA) approved a revised draft permit and the Department of Health of the State of Hawaii (DOH) issued a final PSD permit for HELCO's combined-cycle unit at Keahole. Nine appeals of the issuance of the permit were filed with the Environmental Appeals Board (EAB) in December 1997. On November 25, 1998, the EAB issued an Order Denying Review in Part and Remanding in Part. The EAB denied appeals of the permit that were based on challenges to (1) DOH's use of a netting analysis (with respect to nitrogen oxide (NOx) emissions), (2) DOH's determination of Best Available Control Technology and (3) certain aspects of DOH's ambient air and source impact analysis. However, the EAB concluded that DOH had not adequately responded to comments that had been made during the public comment period that data relating to certain ambient air concentrations were outdated or were measured at unrepresentative locations. The EAB remanded the proceedings and directed DOH to reopen the permit for the limited purpose of (1) providing an updated air quality impact report incorporating current data on sulfur dioxide concentrations and particulate matter and (2) providing a sufficient explanation of why carbon monoxide and ozone data are reasonably representative, or performing a new air quality analysis based on data shown to be representative. The EAB directed DOH to then accept and respond to public comments on DOH's decisions with respect to these issues and ruled that any further appeals of its decision would be limited to the issues addressed on remand.

As a result of this decision, there will be a further delay in HELCO's construction of CT-4 and CT-5 at Keahole. The actual length of the delay will depend on the actions needed to address the EAB's rulings, but may exceed one year. HELCO is evaluating other potential impacts of this decision, but has not yet assessed the impact, if any, on HELCO's 1999 rate case, on the total cost of its Keahole project, on the continued accrual of AFUDC, and on other matters. If it becomes probable that CT-4 and/or CT-5 will not be installed, whether as a result of the delay in receiving the PSD permit or other reasons, HELCO may be required to write-off a material portion of the costs incurred in its efforts to put its units into service. As of September 30, 1998, HELCO's costs incurred in its efforts to put into service its Keahole combined-cycle unit amounted to $69.2 million, including approximately $28.7 million for equipment and material purchases, approximately $19.7 million for planning, engineering, permitting, site development and other costs and approximately $20.8 million as an allowance for funds used during construction.

HILO COAST POWER COMPANY (HCPC) COMPLAINT.  On November 25, 1998, the Public
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Utilities Commission (PUC) issued a Decision and Order in the HCPC complaint docket. The hearing was limited to three issues affecting the calculation of avoided costs, including which of HELCO's planned unit additions could be deferred or displaced by a new power purchase agreement (PPA) with HCPC. HELCO has a PPA with Encogen Hawaii, L.P. (Encogen), which is subject to PUC approval, under which Encogen plans to add 60MW (net) in two phases, and HELCO plans to install two 20 MW combustion turbines (CT-4, CT-5) as part of a three-phase 56 MW (net) combined cycle unit at its existing Keahole Generating Station, subject to receipt of its air permit. The decision states that (1) "whether the next immediate unit is ultimately provided by Encogen at Hamakua or HELCO at Keahole, HCPC can negotiate to provide the increment of power following the next immediate unit", and "HELCO's sunk and parallel planning costs for CT-4 and CT-5 will not be part of the avoided cost calculation", and (2) the reconductoring of a transmission line to accept HCPC's proposed 32 MW would be of system-wide benefit, and the cost would not be included in the avoided cost calculation.
The decision also addressed a system-modeling issue, and requires that the avoided cost calculation be based on the same assumptions used in the last (April 1998) avoided cost calculation. The PUC directed that HCPC and HELCO continue to negotiate a power purchase agreement and by February 1, 1999 submit to the PUC either a finalized agreement or reports informing the PUC of the matters preventing the finalization of an agreement.

PUC SHOW CAUSE ORDER FOR HAWAIIAN ELECTRIC COMPANY, INC. (HECO)

In March 1997, the PUC issued a show cause order to HECO requesting information to assist the PUC in determining if it should reduce HECO's rates and require HECO to refund any excess earnings to its ratepayers. The PUC noted that for 1996 HECO recorded a return on average common equity (ROACE) of 11.93% and a simple average rate of return on rate base (ROR) of 9.70%, which exceeded the 11.40% ROACE and 9.16% ROR determined to be reasonable by the PUC in HECO's last rate case. HECO filed a motion to close the proceeding in March 1998, based on the fact that the actual returns for 1997--a 10.26% ROACE and an 8.75% ROR--were below the returns the PUC found to be fair and reasonable in the last rate proceeding. The Consumer Advocate filed with the PUC a statement that it did not oppose HECO's request to close the proceedings. In November 1998 the PUC issued an order that granted HECO's motion and closed the docket. HECO's electric rates were not affected by this proceeding.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.


HAWAIIAN ELECTRIC INDUSTRIES, INC.         HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                           (Registrant)



 /s/ Robert F. Mougeot                     /s/ Paul Oyer
---------------------------------          ---------------------------------
Robert F. Mougeot                          Paul A. Oyer
Financial Vice President and               Financial Vice President and
 Chief Financial Officer of HEI             Treasurer of HECO
(Principal Financial Officer of HEI)       (Principal Financial Officer of HECO)

Date: December 4, 1998                     Date: December 4, 1998

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